UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
FIRST INTERSTATE BANCSYSTEM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT SUPPLEMENT
IMPORTANT NOTICE
_____________
NOTICE OF CHANGE OF DATE OF
ANNUAL MEETING OF SHAREHOLDERS
_____________
RESCHEDULED TO BE HELD ON
MONDAY, MAY 20, 2024

Dear Shareholders:
On or about April 11, 2024, First Interstate BancSystem, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) a definitive Proxy Statement under cover of Schedule 14A (the “Proxy Statement”) and made it available to its shareholders in connection with the Company’s upcoming 2024 Annual Meeting of Shareholders (the “Annual Meeting”), which is to be held at the First Interstate Bank Great West Center, 1800 Sixth Avenue North, Billings, Montana 59101.
THIS IMPORTANT NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
EXCEPT AS CHANGED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS DOCUMENT, ALL INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.
These supplemental definitive additional proxy materials are being filed with the Commission and provided to shareholders on or about April 30, 2024, to advise that:
•the date of the Annual Meeting has been changed from Wednesday, May 22, 2024, at 4:00 p.m. (MDT) to Monday, May 20, 2024, at 4:00 p.m. (MDT); and
•we have engaged a proxy advisory firm to assist us with the solicitation of proxies for the Annual Meeting.
The matters to be considered and voted upon at the Annual Meeting remain the same in all respects, as follows:
1.To elect four directors;
2.To approve an increase in the number of shares authorized for issuance under the Company’s 2023 Equity and Incentive Plan;
3.To approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers; and
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.
Except as provided herein with respect to the change in the Annual Meeting date, the information with respect to which shall be deemed to replace, mutatis mutandis, and supersede any contrary or inconsistent information contained in the Proxy Statement, proxy card, Notice of Internet Availability of Proxy Materials and other proxy and notice materials for the Annual Meeting in all respects, and to inform you of our engagement of MacKenzie Partners, Inc. to assist us with the solicitation of proxies in connection with the Annual Meeting as described below, no changes are being made to the Proxy Statement or the proxy card or other materials for the Annual Meeting as previously filed with the Commission and made available to shareholders eligible to vote at the Annual Meeting.
PROXY ADVISORY FIRM SOLICITOR
We have engaged MacKenzie Partners, Inc., 1407 Broadway, New York, New York 10018 (“MacKenzie”), to solicit proxies on our behalf for a fee of $17,500, plus reimbursement of customary disbursements. We believe our engagement with MacKenzie is consistent with customary terms and conditions for soliciting proxies. Charges under the engagement may increase if we direct MacKenzie to engage in activities not currently contemplated.

YOUR VOTE IS IMPORTANT
Shareholders of record as of the close of business on Friday, March 22, 2024, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Whether or not you plan to attend the Annual Meeting, we urge you to vote no matter how many shares you hold. Registered holders may vote:
•By Internet — access http://www.voteproxy.com and follow the on-screen instructions;
•By mail — sign, date, and mail your proxy card in the envelope provided as soon as possible; or
•In person — vote your shares in person by attending the Annual Meeting.
Additional information regarding how to vote your shares is available in the Proxy Statement. If you have not already voted, you are urged to vote by proxy as soon as possible over the Internet or otherwise as instructed in the notice and other proxy materials that have been previously made available to you or, if you have already received paper copies of the proxy materials by mail, by following the instructions on your proxy card.
If you have already voted, you do not need to take any action unless you wish to change your vote.
If you have already voted and would like to revoke your proxy or voting instructions at any time before their use at the Annual Meeting, you may do so by completing and returning a later dated and new proxy card to the Company, by voting again either by Internet as described in the Proxy Statement, or by voting in person at the Annual Meeting. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. If you are a beneficial owner and you hold your shares through a broker or other nominee, please make sure that you instruct your broker or other nominee how you would like to vote your shares on all of the proposals to be considered at the Annual Meeting. Be sure to submit votes for each separate account in which you may hold your shares.
PROXY CARD AND OTHER PROXY MATERIALS
The proxy card included with the Proxy Statement previously filed and made available to you will not be physically updated to reflect the change in Annual Meeting date and should continue to be used to vote your shares in connection with the Annual Meeting.
In addition to the printed proxy materials that you will receive with this Proxy Statement Supplement by mail, the form of proxy card, the Proxy Statement, this Proxy Statement Supplement, and our Annual Report to Shareholders on Form 10-K will also continue to be available to you free of charge at www.voteproxy.com and www.astproxyportal.com/ast/40019/.
QUESTIONS
Any questions related to the Annual Meeting or the voting of shares should be directed to our proxy solicitor, MacKenzie, toll-free at (800) 322-2885 or at (212) 929-5500, or by email at proxy@mackenziepartners.com.
THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT
Except as provided above, these definitive additional proxy materials do not amend or replace or change any portion of the Proxy Statement. These definitive additional proxy materials should be read in conjunction with the Proxy Statement, including the appendices thereto, all of which should be read in their entirety. Except as specifically supplemented by the information contained herein, the Proxy Statement continues to be in full force and effect as originally filed with the Commission and made available to shareholders.
By order of the Board of Directors,
Kirk D. Jensen
Corporate Secretary

Billings, Montana
April 30, 2024